EXHIBIT 12.0

                             APS HOLDING CORPORATION
                    COMPUTATION OF EARNINGS TO FIXED CHARGES
                                 (IN THOUSANDS)

                                              YEAR ENDED     YEAR ENDED    YEAR ENDED    YEAR ENDED    YEAR ENDED
                                              JANUARY 31,    JANUARY 25,   JANUARY 27,   JANUARY 28,   JANUARY 29,
                                                  1998          1997          1996          1995          1994
                                             ------------   -----------   ------------   -----------   -----------
Earnings (loss) before writedown on
   available-for-sale securities
   interest expense and income taxes .......   ($41,066)       $11,213       $30,939      $38,372       $26,144
Portion of operating rents deemed
   representative of an interest factor ....      8,946          9,597         5,745        3,780         2,858
                                               --------        -------       -------      -------       -------

Earnings (loss) before fixed charges .......   ($32,120)       $20,810       $36,684      $42,152       $29,002
                                               ========        =======       =======      =======       =======

Interest expense ...........................   $ 32,590        $27,296       $16,256      $10,500       $22,039
Portion of operating rents deemed
   representative of an interest factor ....      8,946          9,597         5,745        3,780         2,858
                                               --------        -------       -------      -------       -------

Fixed charges ..............................   $ 41,536        $36,893       $22,001      $14,280       $24,897
                                               ========        =======       =======      =======       =======

Earnings to fixed charges (1)...............      --              --             1.7          3.0           1.2
                                               ========        =======       =======      =======       =======

(1) Fiscal year 1998 and 1997 earnings are not adequate to cover fixed charges. The coverage deficit for fiscal year 1998 and 1997 was $73,656, and $16,083, respectively.